UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2015

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (Amendment No. 1) of CSG Systems International, Inc. (“CSG” or the “Company”) amends and supplements the Current Report on Form 8-K (the “Form 8-K”) that was filed with the Securities and Exchange Commission on November 23, 2015, under Items 1.01 and 9.01.

Item 1.01   Entry into a Material Definitive Agreement.

On November 19, 2015, CSG’s Board of Directors (the “Board”) made certain changes to the employment agreements with certain of its executive officers to conform with what the Company believes are current market conditions, as outlined in the Form 8-K filed on November 23, 2015.

On November 30, 2015 and December 1, 2015, CSG executed updated Amended and Restated Employment Agreements with its executive officers, Joseph T. Ruble and Randy R. Wiese, respectively, to correct a clerical error in the number of days the executive officer has to provide the Board written notice of the existence of a condition giving rise to a Constructive Termination within paragraph 10(f) of those agreements and maintain consistency between all of CSG’s executive officers’ employment agreements.

A copy of the Amended and Restated Employment Agreements with Randy R. Wiese and Joseph T. Ruble, dated November 30, 2015, are attached hereto as Exhibit10.47B and 10.49B, respectively, and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

10.47B	Amended and Restated Employment Agreement with Randy R. Wiese dated November 30, 2015
10.49B	Amended and Restated Employment Agreement with Joseph T. Ruble dated November 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 3, 2015

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Rolland B. Johns
Rolland B. Johns,
Chief Accounting Officer

CSG Systems International, Inc.

Form 8-K/A (Amendment No. 1)

Exhibit Index

10.47B	Amended and Restated Employment Agreement with Randy R. Wiese dated November 30, 2015
10.49B	Amended and Restated Employment Agreement with Joseph T. Ruble dated November 30, 2015

3